EXHIBIT 5.1

RUFFA & RUFFA, P.C.

December 13, 2024

BT Brands, Inc.

405 Main Avenue West, Suite 2D,

West Fargo, ND 58078

Re:	Registration Statement on Form S-3; shares of common stock, $0.002 par value per share, having an aggregate offering price of up to $25.0 million

To the addressee set forth above:

We have acted as special counsel to BT Brands, Inc., a Wyoming corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”).  The Registration Statement includes two prospectuses, (i) a base prospectus (the “Base Prospectus”) which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $25,000,000 aggregate offering amount of shares of the Company’s common stock, $0.002 par value per share (“Common Stock”) and (ii) an equity distribution agreement prospectus (the “Equity Distribution Agreement Prospectus” and, together with the Base Prospectus, the “Prospectuses”) covering up to $3,005,000 of shares of Common Stock that may be sold under the Equity Distribution Agreement, dated December 12, 2024, between the Company and Maxim Group LLC (such agreement, the “Equity Distribution Agreement”, and such shares, the “Equity Distribution Agreement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Equity Distribution Agreement Prospectus will provide for the registration by the Company of the sale of shares of Common Stock (the “Base Prospectus Shares”), including the Equity Distribution Agreement Shares.

The Base Prospectus Shares, including the Equity Distribution Agreement Shares, plus any additional shares of Common Stock that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

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RUFFA & RUFFA, P.C.

In connection with this opinion, we have examined and relied upon such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With respect to the Base Prospectus Shares, when an issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the articles of incorporation, as amended, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

With respect to the Equity Distribution Agreement Shares, when the Equity Distribution Agreement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in accordance with the terms of the Equity Distribution Agreement, the issuance and sale of the Equity Distribution Agreement Shares will have been duly authorized by all necessary corporate action of the Company, and the Equity Distribution Agreement Shares will be validly issued, fully paid and nonassessable.

Our opinion set forth above is limited to the matters expressly set forth in this letter and no opinion should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we disclaim any obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and the Equity Distribution Agreement Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ruffa & Ruffa, P.C.

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